Exhibit 1.1

GoHealth, Inc.

Class A Common Stock ($0.0001 par value per share)

Underwriting Agreement

[●], 2020

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

GoHealth, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives (together, the “Representatives”), an aggregate of [●] shares and, at the election of the several Underwriters, up to [●] additional shares, in each case, of Class A common stock, $0.0001 par value per share of the Company (the “Class A Common Stock” and, together with the Class B common stock, $[●] par value per share of the Company (the “Class B Common Stock”), the “Common Stock”). The aggregate of [●] shares of Class A Common Stock to be sold by the Company is herein called the “Firm Shares” and the aggregate of [●] additional shares of Class A Common Stock to be sold by the Company is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

The Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as the “Reserved Share Underwriter”) agree that up to [●]% of the Firm Shares to be purchased by Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch to certain persons designated by the Company (the

“Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters or the Reserved Share Underwriter, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Reserved Share Underwriter. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

In connection with the offering contemplated by this Agreement, the “Transactions” (as such term is defined in the Registration Statement and the Pricing Disclosure Package (each as defined below) under the caption “Our Organizational Structure”) were or will be effected, pursuant to which the Company will become the sole managing member of GoHealth Holdings, LLC, a Delaware limited liability Company (the “Holdings”). The Company and Holdings are collectively referred to herein as the “GoHealth Parties.”

This Agreement, Holdings’ amended and restated limited liability company agreement to become effective on or prior to the First Time of Delivery (as so amended and restated, the “LLC Agreement”), the tax receivable agreement (the “Tax Receivable Agreement”) among the Company, Holdings and each other holder of LLC Units, the registration rights agreement (the “Registration Rights Agreement”) between the Company and certain stockholders of the Company party thereto and the stockholders agreement (the “Stockholders Agreement”) between the Company and certain stockholders of the Company party thereto are herein collectively called the “Transaction Documents.”

1. (a) Each GoHealth Party, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-239287) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A under the Act has been initiated or, to the knowledge of the GoHealth Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the

Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [●]:[●] [a.m.][p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(v) The Registration Statement, at the time it was declared effective, conforms, and any further amendments or supplements to the Registration Statement on the date when such amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not, and will not, as of the applicable effective date as to each part of the Registration Statement, and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any further amendments or supplements to the Prospectus, on the date when such Prospectus or any such amendment or supplement is first filed, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information

(vi) The GoHealth Parties and their respective subsidiaries, taken as a whole, have not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the GoHealth Parties and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the GoHealth Parties and their respective subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock or membership interests (other than as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus) or increase in the long-term debt of the GoHealth Parties or any of their respective subsidiaries or (y) any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders equity or results of operations of the GoHealth Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of any GoHealth Party to perform its obligations under this Agreement;

(vii) The GoHealth Parties and their respective subsidiaries do not own any real property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below), the GoHealth Parties have good and marketable title in fee simple to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus; and any real property and buildings held under lease by the GoHealth Parties and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect in or affecting (i) the business, properties, financial position or results of operations of the GoHealth Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of any GoHealth Party to perform its obligations under this Agreement;

(viii) Each of the GoHealth Parties and each of their respective subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company required to be identified in the Registration Statement is set forth in Exhibit 21.1 of the Registration Statement;

(ix) The GoHealth Parties have, and immediately following the Transactions, will have an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock or membership interests, as applicable, of the GoHealth Parties have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or similar ownership interest of each subsidiary of the GoHealth Parties have been duly and validly authorized and issued, are fully paid and non-assessable and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all of the issued equity interests of each subsidiary of the GoHealth Parties are owned directly or indirectly by the GoHealth Parties, as applicable, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x) The Shares to be issued and sold by the Company hereunder and the shares of Class B Common Stock to be issued by the Company in the Transactions have been duly and validly authorized and, when issued and delivered, in the case of the Shares, against payment therefor as provided herein and, in the case of the shares of Class B Common Stock, in the Transactions, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the shares of Common Stock is not subject to any preemptive or similar rights, in each case other than rights that have been complied with or waived;

(xi) The issue and sale of the Shares to be sold by the Company, the issuance of shares of Class B Common Stock by the Company in the Transactions and the compliance by the GoHealth Parties with the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents, the Pricing Prospectus and the Prospectus (including, without limitation, the Transactions) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any GoHealth Party or any subsidiary of any GoHealth Party is a party or by which any GoHealth Party or any subsidiary of any GoHealth Party is bound or to which any of the property or assets of any GoHealth Party or any subsidiary of any GoHealth Party is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of any GoHealth Party or subsidiary of a GoHealth Party, or (C) any statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory agency, body or authority (“Governmental Entity”) having jurisdiction over any GoHealth Party or a subsidiary of a GoHealth Party or any of its properties, except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issuance of the Shares to be sold by the Company, the issuance of shares of Class B Common

Stock by the Company in the Transactions and the sale of the Shares or the consummation by the GoHealth Parties of the transactions contemplated by Transaction Documents, the Pricing Prospectus and the Prospectus (including, without limitation, the Transactions), except (X) such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (Y) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered;

(xii) Neither any GoHealth Party nor any subsidiary of any GoHealth Party is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any Governmental Entity having jurisdiction over the GoHealth Parties or any of their respective subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the GoHealth Parties or any of their respective subsidiaries or, to the GoHealth Parties’ knowledge, any officer or director of each of the GoHealth Parties is a party or of which any property or assets of the GoHealth Parties or any of their respective subsidiaries or, to the GoHealth Parties’ knowledge, any officer or director of any GoHealth Party is the subject which, if determined adversely to the GoHealth Parties or any of their respective subsidiaries (or such officer or director), would individually or in the aggregate (i) have a Material Adverse Effect; and, to the GoHealth Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others or (ii) impair the ability of the GoHealth Parties to perform their obligations under Transaction Documents, including the issuance and sale of the Shares or the issuance of shares of Class B Common Stock by the Company in the Transactions or to consummate the transactions contemplated in Transaction Documents, the Pricing Prospectus and the Prospectus (including, without limitation, the Transactions);

(xv) Neither GoHealth Party is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) Ernst & Young LLP, who have certified certain financial statements of the GoHealth Parties and their respective subsidiaries, are independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board;

(xviii) Holdings maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) has been designed to comply with the requirements of the Exchange Act, (ii) has been designed by Holdings’ principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; Holdings is not aware of any material weaknesses in its internal control over financial reporting; provided, however, that this subsection does not require that Holdings complies with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law;

(xix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in Holding’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting;

(xx) Each GoHealth Party and their respective subsidiaries has designed a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act within the time period required; such disclosure controls and procedures have been designed to ensure that material information relating to the GoHealth Parties and their respective subsidiaries is made known to the applicable GoHealth Party’s principal executive officer and principal financial officer by others within those entities; provided, however, that this subsection does not require that each GoHealth Party complies with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law;

(xxi) This Agreement has been duly authorized, executed and delivered by each of the GoHealth Parties; and each of the other Transaction Documents have been duly authorized by each GoHealth Party party thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of each such GoHealth Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and each such Transaction Document conforms in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus;

(xxii) None of the GoHealth Parties, any of their respective subsidiaries or, to the knowledge of the GoHealth Parties, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the GoHealth Parties or any of their respective subsidiaries have (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; neither any GoHealth Party nor any subsidiary of any GoHealth Party will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(xxiii) The operations of the GoHealth Parties and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the GoHealth Parties and their respective subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the GoHealth Parties or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the GoHealth Parties, threatened;

(xxiv) None of the GoHealth Parties, any of their respective subsidiaries or, to the knowledge of the GoHealth Parties, any director, officer, agent, employee or affiliate of the GoHealth Parties or any of their respective subsidiaries are (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized, or resident in a country or territory that is the subject or target of Sanctions, and the GoHealth Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither any GoHealth Party nor any subsidiary of any GoHealth Party have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the GoHealth Parties and their respective subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the GoHealth Parties and their respective subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvi) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvii) The GoHealth Parties and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes or materials, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xxviii) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and/or have been waived;

(xxix) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to each GoHealth Party’s knowledge (i) the GoHealth Parties and their respective subsidiaries own, possess or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems and procedures), data, databases, algorithms, software, domain names, trademarks, service marks and trade names and all other intellectual property and proprietary rights (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) to the GoHealth Parties’ knowledge, the Intellectual Property Rights owned by the GoHealth Parties or their respective subsidiaries (“Owned IP”) and the Intellectual Property Rights licensed to the GoHealth Parties or their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the GoHealth Parties’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) all Owned IP is owned solely by the GoHealth Parties and their respective subsidiaries free and clear of all liens, encumbrances and other similar restrictions (other than non-exclusive licenses granted to third parties in the ordinary course of business consistent with past practice); (iv) none of the GoHealth Parties or any of their respective subsidiaries have received any notice alleging or is otherwise aware of any infringement, misappropriation, dilution or other violation of Intellectual Property Rights; (v) to the GoHealth Parties’ knowledge, no third party is infringing, misappropriating, diluting or otherwise violating, or has infringed, misappropriated, diluted or otherwise violated, any Owned IP or any Intellectual Property Rights exclusively licensed to the GoHealth Parties or any of their respective subsidiaries; (vi) none of the GoHealth Parties or any of their respective subsidiaries infringe, misappropriate, dilute or otherwise violate, or has infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights; (vii) all employees, consultants and contractors engaged in the development of Intellectual Property Rights for or on behalf of the GoHealth Parties or any of their respective subsidiaries have executed and delivered a valid and enforceable invention assignment agreement whereby such employee, consultant or contractor presently assigns all of their right, title and interest in and to such Intellectual Property Rights to the GoHealth Parties or their respective subsidiaries, as applicable, and to the GoHealth Parties’ knowledge no such agreement has been breached or violated; and (viii) the GoHealth Parties and their respective subsidiaries use, and have used, commercially reasonable efforts to protect the secrecy, confidentiality and value of all trade secrets and other confidential information used in the business of the GoHealth Parties and their respective subsidiaries and, to the knowledge of the GoHealth Parties, there has been no unauthorized use or disclosure;

(xxx) (i) The GoHealth Parties and their respective subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including, but not limited to, the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the GoHealth Parties nor any of their respective subsidiaries use or distribute or have used or distributed any Open Source Software in any manner that requires or has required (A) the GoHealth Parties or any of their respective subsidiaries to permit reverse engineering of any software code or other technology owned by the GoHealth Parties or any of their respective subsidiaries; (B) any software code or other technology owned by the GoHealth Parties or any of their respective subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge; or (C) the licensing of any patents owned by the GoHealth Parties and their respective subsidiaries, except with respect to clause (i) and (ii), as would not, individually or in the aggregate, have a Material Adverse Effect on the GoHealth Parties;

(xxxi) (i) The GoHealth Parties and their respective subsidiaries materially comply with all internal and external privacy policies, contractual obligations, and applicable federal, state, local and foreign laws, statutes, judgments, orders, rules and regulations relating to data privacy, data security, or the collection, use, processing, acquisition, access, transfer, import, export, storage, retention, protection, disposal and disclosure (“Processing”) of Personal Data (as defined below) that is Processed by or on behalf of the GoHealth Parties and their respective subsidiaries (“Data Privacy and Security Obligations”). These Data Privacy and Security Obligations include, to the extent applicable, the Payment Card Industry Data Security Standards (“PCI-DSS”) and similar relevant industry standards; the Health Insurance Portability and Accountability Act of 1996

(“HIPAA”); and the privacy and security regulations promulgated thereunder at 45 C.F.R. Parts 160-164, as modified by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”); the Federal Trade Commission Act, 15 U.S.C. § 45; the Children’s Online Privacy Protection Act (“COPPA”), 15 U.S.C. §§ 6501-6506; the CAN-SPAM Act of 2003, 15 U.S.C. §§ 7701 et seq.; the Financial Services Modernization Act of 1999 (the “Gramm-Leach-Bliley Act”), 15 U.S.C. §§ 6801, et seq.; the Telephone Consumer Protection Act of 1991 (“TCPA”); 47 U.S.C. § 227; U.S. state privacy, data security and data breach notification laws including, to the extent applicable, the California Consumer Privacy Act (“CCPA”), Cal. Civ. Code § 1798.100, et seq.; the California Online Privacy Protection Act (“CalOPPA”), Cal. Bus. & Prof. Code § 22575, et seq.; the European Union’s General Data Protection Regulation 2016/679 (“GDPR”), and similar foreign laws, and all applicable rules or regulations promulgated under any such laws or requirements; (ii) the GoHealth Parties and their respective subsidiaries each have a valid and legal right (whether contractually, by law, or otherwise) to Process all Personal Data that is Processed by or on behalf of the GoHealth Parties and their respective subsidiaries in connection with the use and/or operation of their products, services and business; (iii) the GoHealth Parties and their respective subsidiaries have not received any notification, inquiry or complaint regarding, and there are no other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Privacy and Security Obligation; and (iv) there is no action, suit or proceeding by or before any Governmental Entity pending or, to the GoHealth Parties’ knowledge, threatened alleging non-compliance or potential non-compliance with any Data Privacy and Security Obligation. For the avoidance of doubt, “Personal Data” shall mean all data Processed by or on behalf of the GoHealth Parties and their respective subsidiaries relating to an identifiable natural person, household, or device or that allows the identification of a natural person, including any information defined as “personal data,” “personal information,” “protected health information,” or other similar terms as defined by applicable Data Privacy and Security Obligations;

(xxxii) The GoHealth Parties and their respective subsidiaries have established and maintain a written information security program that includes: (i) implementing administrative, technical and physical safeguards that protect the security, confidentiality, and integrity of all Personal Data Processed in information technology systems and all Personal Data that is Processed in connection with the operation of the GoHealth Parties’ and their respective subsidiaries’ businesses, (ii) contractually requiring third parties who receive access to or Process Personal Data to comply with applicable Data Privacy and Security Obligations, (iii) maintaining disaster recovery, business continuity, incident response, information technology, information security, cyber security and data protection controls, policies and procedures, and (iv) implementing protections against loss, misuse, or unauthorized access to or Processing of the Personal Data in information technology systems Processed by or on behalf of the GoHealth Parties and their respective subsidiaries, or other data security incident requiring notification to any person or Governmental Entity under Data Privacy and Security Obligations (“Data Breach”). The GoHealth Parties and their respective subsidiaries have neither suffered any material Data Breach nor have they been required to notify any person or Governmental Entity of a Data Breach. The GoHealth Parties’ information technology systems operate and perform as necessary to operate the GoHealth Parties’ and their respective subsidiaries’ businesses, and do not contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” “worm,” or other disabling or malicious codes;

(xxxiii) The GoHealth Parties and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. The GoHealth Parties and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. None of the GoHealth Parties or any of their respective subsidiaries have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xxxiv) Except where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect: (i) the GoHealth Parties and/or their respective subsidiaries have an appointment to act as a producer for each insurance carrier from which such an appointment is used to conduct the GoHealth Parties’ or their respective subsidiaries’ business as currently conducted; and (ii) each such appointment is valid and binding in accordance with its terms on the parties thereto. To the GoHealth Parties’ knowledge, neither the GoHealth Parties nor any of their respective subsidiaries are in default under any of their material obligations to any insurance carrier through which it places insurance. There exists no actual or, to the GoHealth Parties’ knowledge, threatened, termination, cancellation or material limitation of, or material dispute with respect to, the business relationship of the GoHealth Parties or any of their respective subsidiaries with any such insurance carrier.

(xxxv) The GoHealth Parties and their respective subsidiaries treat, and have at all times treated during the past three (3) years, all premiums and refunds payable to, or otherwise held on behalf of, any insured or insurance carrier, in accordance with all applicable legal requirements, except where the failure do so would not, singly or in the aggregate, result in a Material Adverse Effect. To the GoHealth Parties’ knowledge and except where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect: (i) the GoHealth Parties and their respective subsidiaries have at all times during the past three (3) years conducted their business in accordance with fiduciary obligations applicable to insurance producers under the applicable legal requirements of each state, province or other jurisdiction in which they conduct business, and (ii) each premium trust account is fully funded and maintained in accordance with all applicable legal requirements, including regarding the separation and accounting of premium trust funds;

(xxxvi) The GoHealth Parties and/or their respective subsidiaries and producers are, and have been during the past three (3) years, in compliance with all insurance statutes and regulations and any other federal and state statutory and regulatory requirements applicable to insurance producers and the insurance products sold by the GoHealth Parties and/or their respective subsidiaries, including all industry and subregulatory requirements applicable to Medicare products, except where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect. To the GoHealth Parties’ knowledge, no event has occurred during the past three (3) years that would make the GoHealth Parties or any of their respective subsidiaries unable to comply with any legal requirements or the requirements of any insurance carrier with whom the GoHealth Parties or any of their respective subsidiaries contract to sell such products, except where the failure to comply would not, singly or in the aggregate, result in a Material Adverse Effect. During the past three (3) years, neither the GoHealth Parties nor any of their respective subsidiaries have received any written notification from any Governmental Entity, or an insurance carrier with whom they contract that they have violated or failed to meet any government, regulatory, industry, or contractual requirement, in each case, that would have a Material Adverse Effect;

(xxxvii) The GoHealth Parties and their respective subsidiaries (i) are and at all times during the past three (3) years have been in compliance in all material respects with all Applicable Healthcare Laws, as defined herein, applicable to the establishment, processing, use, distribution, marketing, advertising, promotion, sale, operation, management, or offer for sale of any product or service of the GoHealth Parties and/or their respective subsidiaries, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the Federal Criminal False Claims Act (18 U.S.C. § 287), the False Statements Relating to Health Care Matters law (18 U.S.C. § 1035), the criminal false statements and representations law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties laws (42 U.S.C. § 1320a-7a and 1320a-8), HIPAA (as defined above) All Payor Fraud Statute (42 U.S.C. § 1320a-7), the federal exclusion laws (42 U.S.C.§ 1320a-7), the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), the Children’s Health Insurance Program (CHIP) statute (Title XXI of the Social Security Act), and all other government funded or sponsored healthcare programs, the Medicare Advantage marketing laws and rules, any other federal or state laws or rules relating to fraudulent, abusive, or unlawful practices in connection with the provision or marketing of healthcare items, services or coverage, the regulations promulgated pursuant to such laws, and all other local, state, federal, national, supranational and foreign laws and regulations relating to the regulation of the GoHealth Parties and their respective subsidiaries (collectively, the “Applicable Healthcare Laws”); (ii) have not, during the past three (3) years, received any written notice from any Governmental Entity, court, arbitrator, or third party alleging or asserting any non-compliance with any Applicable Healthcare Laws; (iii) are not subject, and during the past three (3) years have not been subject, to any claim, action, suit, litigation, complaint (including a qui tam compliant), subpoena, civil investigative demand, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity, court, arbitrator, qui tam relator or whistleblower, or third party (collectively “Action”) alleging that any operation or activity of the GoHealth Parties or any of their respective subsidiaries is in violation of any Applicable Healthcare Laws, in any material respect, nor, to the GoHealth Parties’ knowledge, is any Action threatened; (iv) have, during the past three (3) years, filed, obtained, maintained or submitted on a timely basis all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Healthcare Laws and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected in or supplemented by a subsequent filing corrected in a timely manner); and (v) are not a party to any corporate integrity agreements, non- or deferred-prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity;

(xxxviii) None of the GoHealth Parties, their respective subsidiaries, any of their respective officers, directors, or employees, or, to the GoHealth Parties’ knowledge, agents or contractors (i) has been, during the past three (3) years, or is currently, excluded, suspended or debarred by any Governmental Entity from participation in a Federal Health Care Program, as defined in 42 U.S.C. § 1320-7b(f), nor are any of the foregoing persons aware of any pending or threatened Action that may lead to such an exclusion, suspension or debarment; (ii) has been assessed a civil money penalty under Applicable Healthcare Laws during the past three (3) years; (iii) has been convicted of any criminal offense under Applicable Healthcare Laws, including with regard to the delivery or payment of any item or service under a Federal Health Care Program during the past three (3) years; (iv) has entered into any corporate integrity agreement, settlement agreement, plan of correction, or other remedial measure with any Governmental Authority with regard to any alleged non-compliance with, or violation of, Applicable Healthcare Laws in any material respect during the past three (3) years; or (v) has been a party to or subject to any Action concerning any alleged non-compliance with Applicable Healthcare Laws in any material respect during the past three (3) years;

(xxxix) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement;

(xl) Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, the GoHealth Parties and their respective subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The GoHealth Parties have no reason to believe that either of them or any of their respective subsidiaries will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the GoHealth Parties or any of their respective subsidiaries have been denied any insurance coverage which they have sought or for which they have applied;

(xli) No labor dispute with the employees of the GoHealth Parties or any of their respective subsidiaries exists or, to the knowledge of the GoHealth Parties, is imminent, and the GoHealth Parties are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, contracted insurance carriers, customers or contractors, which, in either case, would result in a Material Adverse Effect;

(xlii) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the GoHealth Parties or any of their respective subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (iv) none of the GoHealth Parties, any of their respective subsidiaries or any member of the “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the GoHealth Parties within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the GoHealth Parties under Section 414(b), (c), (m) or (o) of the Code) has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA; (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, to the knowledge of the Company, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vi) to the GoHealth Parties’ knowledge, there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any non-U.S. regulatory agency with respect to any Plan, except in each case with respect to the events or conditions set forth in (i), (ii), (iv), (v) and (vi) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, there has not occurred nor is there reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the GoHealth Parties or any of their respective subsidiaries in the current fiscal year of the GoHealth Parties and such subsidiaries compared to the amount of such contributions made in the GoHealth Parties and such subsidiaries’ most recently completed fiscal year. None of the GoHealth Parties or any of their respective subsidiaries have or have had any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) with respect to any Plan or otherwise;

(xliii) Except as set forth or contemplated in the Registration Statement, Pricing Prospectus and the Prospectus, no subsidiary of any GoHealth Party is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends or distributions to any GoHealth Party, from making any other dividend or distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to any GoHealth Party any loans or advances to such subsidiary from any GoHealth Party or from transferring any of such subsidiary’s properties or assets to any GoHealth Party or any other subsidiary of any GoHealth Party;

(xliv) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Reserved Share Program;

(xlv) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Shares are offered outside the United States;

(xlvi) The Company has not offered, or caused the Reserved Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Reserved Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products; and

(xlvii) There are (and prior to each Time of Delivery, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the GoHealth Parties’ or any of their subsidiaries that are rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[●], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.

5. The GoHealth Parties, jointly and severally, agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; and for the purposes of this Section 5 and Section 9 hereof, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close;

(d) To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the GoHealth Parties that are substantially similar to the Shares, including, but not limited to, Class B Common Stock or any options or warrants to purchase shares of capital stock or membership interests of any of the GoHealth Parties (the “Lock-Up Securities”) or any securities that are convertible into or exchangeable for, or that represent the right to receive, Lock-Up Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, confidential submission or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the restrictions in the foregoing sentence shall not apply to (a) the Shares to be sold hereunder; (b) Shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, Shares pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (c) the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package, provided that any directors or officers who are the recipients thereof have provided to the Representatives a signed lock-up agreement substantially in the form of Annex III hereto; (d) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors; and (e) the issuance of up to 5% of the outstanding shares of Class A Common Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any shares of capital stock, membership interests of any of the GoHealth Parties pledged, issued or sold pursuant to clause (e) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in this Agreement;

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters delivered pursuant to Section 8(h) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(iii) In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(iv) The GoHealth Parties will enforce all existing agreements between the GoHealth Parties and any of their respective securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the GoHealth Parties’ securities in connection with the Company’s initial public offering until, in respect of any particular securityholder, the earlier to occur of (i) the expiration of the Company Lock-Up Period or (ii) the expiration, which shall not be amended or otherwise modified, of any similar arrangement entered into by such securityholder with the Representatives; to direct the transfer agent to place stop transfer restrictions upon any such securities of the GoHealth Parties that are bound by such existing “lock-up,” “market stand-off,” “holdback” or similar provisions of such agreements for the duration of the periods contemplated in the preceding clause; and not to release or otherwise grant any waiver of such provisions in such agreements during such periods without the prior written consent of the Representatives, on behalf of the Underwriters;

(v) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of this Agreement. The Reserved Share Underwriter will notify the Company as to which persons will need to be so restricted. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Reserved Share Underwriter for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release (any such expenses incurred, for the avoidance of doubt, shall be subject to the cap in Section 7(v);

(f) During a period of two (2) years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to the Company’s stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR or any successor thereto;

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on The Nasdaq Global Market (the “Exchange”);

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery;

(m) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Reserved Share Program; and

(n) Upon request of any Underwriter, the Company will deliver to such Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

6. (a) The GoHealth Parties represent and agree that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) Each GoHealth Party represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The GoHealth Parties covenant and agree, jointly and several, with one another and the several Underwriters that (a) the GoHealth Parties will, jointly and severally, pay or cause to be paid the following: (i) the fees, disbursements and expenses of GoHealth Party’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) all costs and expenses of the Reserved Share Underwriter including the fees and disbursements of counsel (such counsel’s fees not to exceed $15,000), stamp duties, similar taxes or duties or other taxes, if any, incurred by the Reserved Share Underwriter in connection with matters related to the Reserved Securities which are designated by the Company for sale to the Invitees; (vi) the filing fees incident to, and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates, if applicable; (viii) the cost and charges of any transfer agent or registrar, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, that, (x) in connection with the “road show” undertaken in connection with the marketing of the Shares, the GoHealth Parties and the Underwriters will each bear 50% of the costs associated with any chartered aircraft used by both the GoHealth Parties and the Underwriters and (y) the aggregate amount payable by the Company pursuant to subsections (iii) and (vi) (excluding filing fees) shall not exceed $35,000. It is understood, however, that the GoHealth Parties shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the GoHealth Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the GoHealth Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the GoHealth Parties, threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the GoHealth Parties, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, each dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (a form of such opinion and letter is attached as Annex I(a) hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither any GoHealth Party nor any subsidiary of any GoHealth Party shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, membership interests or increase in long-term debt of the GoHealth Parties or any of their respective subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the GoHealth Parties or their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the GoHealth Parties to perform their obligations under Transaction Documents, including the issuance and sale of the Shares or the issuance of shares of Class B Common Stock by the Company in the Transactions, or to consummate the transactions contemplated in Transaction Documents, the Pricing Prospectus and the Prospectus (including, without limitation, the Transactions), the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(h) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j) The GoHealth Parties shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of each of the GoHealth Parties satisfactory to you as to the accuracy of the representations and warranties of each GoHealth Party herein at and as of such Time of Delivery, as to the performance by each of the GoHealth Parties of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the GoHealth Parties shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.

(k) The Company shall have furnished or caused to be furnished to you, on the date hereof and at such Time of Delivery, a certificate of the Chief Financial Officer of the Company in a form reasonably acceptable to you.

(l) Prior to or substantially concurrent with the issuance of the Firm Shares and payment therefor in accordance with this Agreement, the Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Pricing Disclosure Package, the Prospectus and the Registration Statement.

9. (a) Each of the GoHealth Parties, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred and documented by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the GoHealth Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the GoHealth Parties against any losses, claims, damages or liabilities to which the GoHealth Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse each of the GoHealth Parties for any legal or other expenses reasonably incurred by the GoHealth Parties in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [fifth] paragraph under the caption “Underwriting,” and the information contained in the [ninth, tenth and eleventh] paragraphs under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the GoHealth Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the GoHealth Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the GoHealth Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the GoHealth Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the GoHealth Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the GoHealth Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) If at any time an indemnified party under subsection (a) or (b) above shall have requested an indemnifying party under such section to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) The obligations of the GoHealth Parties under this Section 9 shall be in addition to any liability which the GoHealth Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the GoHealth Parties and to each person, if any, who controls any of the GoHealth Parties within the meaning of the Act.

10. (a) In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Reserved Share Underwriter, its affiliates and selling agents and each person, if any, who controls the Reserved Share Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(b) Promptly after receipt by the Reserved Share Underwriter of notice of the commencement of any action, the Reserved Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Reserved Share Underwriter otherwise than under the preceding paragraph of this Section 10. In case any such action shall be brought against the Reserved Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Reserved Share Underwriter (who shall not, except with the consent of the Reserved Share Underwriter, be counsel to the Company), and, after notice from the Company to the Reserved Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Reserved Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Reserved Share Underwriter, in connection with the defense thereof. The Company shall not, without the written consent of the Reserved Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Reserved Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Reserved Share Underwriter from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Reserved Share Underwriter.

(c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless the Reserved Share Underwriter under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Reserved Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reserved Share Underwriter on the other from the offering of the Reserved Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Reserved Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Reserved Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reserved Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Reserved Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Reserved Share Underwriter for the Reserved Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Reserved Share Underwriter on the other and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Reserved Share Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the Reserved Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Reserved Share Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Reserved Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Reserved Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Reserved Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Reserved Share Underwriter and each person, if any, who controls the Reserved Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Reserved Share Underwriter.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone (such) Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the GoHealth Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the GoHealth Parties, or any officer or director or controlling person of any of the GoHealth Parties, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, none of the GoHealth Parties shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the GoHealth Parties shall, jointly and severally, reimburse the Underwriters through you for all reasonably incurred and documented out-of-pocket expenses approved in writing by you, including reasonably incurred and documented fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the GoHealth Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the GoHealth Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, (ii) BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and (iii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any GoHealth Party shall be delivered or sent by mail, telex or facsimile transmission to GoHealth, Inc., 214 West Huron Street, Chicago, Illinois 60654, Attention: Chief Legal Officer, Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room and (ii) BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the GoHealth Parties and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the GoHealth Parties and each person who controls the GoHealth Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The GoHealth Parties acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the GoHealth Parties, on the one hand, and the several Underwriters, on the other, a recommendation, investment advice, or solicitation of any action by the several Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the GoHealth Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the GoHealth Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the GoHealth Parties on other matters) or any other obligation to the GoHealth Parties except the obligations expressly set forth in this Agreement, (iv) each GoHealth Party has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the several Underwriters in connection with the transactions contemplated by this Agreement constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each GoHealth Party agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the GoHealth Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The GoHealth Parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the GoHealth Parties agree to submit to the jurisdiction of, and to venue in, such courts.

20. The GoHealth Parties and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the GoHealth Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the GoHealth Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the GoHealth Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the GoHealth Parties for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

GoHealth, Inc.

By:
Name:
Title:

GoHealth Holdings, LLC

By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Evercore Group L.L.C.
RBC Capital Markets, LLC
William Blair & Company, L.L.C.
Cantor Fitzgerald & Co.
SunTrust Robinson Humphrey, Inc.
Loop Capital Markets LLC
Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow, dated [ ● ], 2020

(b) Additional documents incorporated by reference

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[ ● ]

The number of Shares purchased by the Underwriters is [ ● ]

(d) Written Testing-the-Waters Communications

Testing-the-Waters presentation, dated June, 2020

SCHEDULE III

Blizzard Aggregator, LLC

NVX Holdings, Inc

BCCJ, LLC

Jones 2018 Family Gift Trust

Cruz Dynasty Trust

OR GH I LLC

OR GH II LLC

Clinton P. Jones

Brandon M. Cruz

Shane E. Cruz

Brian Farley

Travis J. Matthiesen

James A. Sharman

Rahm Emanuel

Joseph G. Flanagan

Helene D. Gayle

Jeremy W. Gelber

Anita V. Pramoda

Miriam A. Tawil

Alexander E. Timm

ANNEX I

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX II

[FORM OF PRESS RELEASE]

GoHealth, Inc.

[Date]

GoHealth, Inc. (“Company”) announced today that Goldman Sachs & Co. LLC, BofA Securities, Inc. and [ ● ], the lead book-running managers in the recent public sale of shares of the Company’s Class A Common Stock, $[●] par value per share (“Common Stock”), are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s [Common Stock][Class B Common Stock, $[●] par value per share,] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 202[0][1], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

3

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

GoHealth, Inc.

Lock-Up Agreement

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	GoHealth, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with GoHealth, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares of Class A Common Stock, par value $0.0001 per share, of the Company (together with the Class B Common Stock, par value $0.0001 per share, of the Company, the “Common Stock”) pursuant to a Registration Statement on Form S-1 (as may be amended from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the shares of Class A Common Stock, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement (this “Lock-up Agreement”) and continuing to, and including, the date that is 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the shares of Class A Common Stock (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, without the prior written consent of any two Representatives (the “Required Representatives”) (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares of Common Stock or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to, or which reasonably could be expected to lead to, or result in, a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of shares of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period other than to the extent disclosed in the Prospectus or Registration Statement. For the avoidance of doubt, the undersigned agrees that the foregoing restrictions [shall be equally applicable][shall not be applicable] to any issuer-directed or other shares of Class A Common Stock the undersigned may purchase in the Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Required Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to:

(i)	any transfer of the Undersigned’s Shares to the Underwriters pursuant to the Underwriting Agreement;

(ii)

any transfer or disposition of the Undersigned’s Shares in connection with the Transactions (as defined in the Prospectus or the Registration Statement), including pursuant to any redemption of membership interests or exchange of membership interests of GoHealth Holdings, LLC or Blizzard Management Feeder, LLC (including, in each case, for the avoidance of doubt, profits units or common units issued in connection with the GoHealth Holdings, LLC Profits Units Plan, as amended) for a corresponding number of shares of Class A Common Stock in accordance with the Operating Agreement of GoHealth Holdings, LLC or Blizzard Management Feeder, LLC, as applicable and as may be amended and restated at the consummation of the Offering;

(iii)	any shares of Class A Common Stock acquired by the undersigned in the open market after the completion of the Offering;

(iv)	any of the Undersigned’s Shares transferred as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(v)

any of the Undersigned’s Shares transferred to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(vi)

any of the Undersigned’s Shares transferred to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or the partnership, limited liability company or other entity or beneficiary agrees to be bound in writing by the restrictions set forth herein;

(vii)

any of the Undersigned’s Shares transferred or disposed of pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the Undersigned’s Shares;

(viii)	any of the Undersigned’s Shares transferred to the Company or GoHealth Holdings, LLC upon death, disability or termination of employment, in each case, of the undersigned;

(ix)

(1) the receipt by the undersigned from the Company or GoHealth Holdings, LLC of shares of Common Stock or other securities of the Company or GoHealth Holdings, LLC, as applicable, upon the exercise, vesting or settlement of options, restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus or Registration Statement or warrants to purchase shares of Common Stock or securities of the Company or GoHealth Holdings, LLC, as applicable, insofar as such options or warrants are outstanding as of the date of the Prospectus and are disclosed in the Prospectus; or (2) the transfer of shares of Common Stock or other securities of Company or GoHealth Holdings, LLC, as applicable, to the Company or GoHealth Holdings, LLC, as applicable, upon a vesting or settlement event of the Company’s or GoHealth Holdings, LLC’s securities or upon the exercise of options to purchase the Company’s or GoHealth Holdings, LLC’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company or GoHealth Holdings, LLC, as applicable, necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such securities or options were granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus or Registration Statement, or such securities or options are outstanding as of the date of the Prospectus and are disclosed in the Prospectus, and so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or shares of Common Stock or other securities of the Company or GoHealth Holdings, LLC, as applicable, issuable upon the exercise thereof) or shares of Common Stock or other securities of the Company or GoHealth Holdings, LLC, as applicable, and the Company’s or GoHealth Holdings, LLC’s, as applicable, cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided (yy) that the shares or other securities received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this Lock-Up Agreement, and (zz) that in the case of clauses (1) or (2), any filing required under Section 16 of the Exchange Act to be made during the Lock-Up Period shall include a statement to the effect that (A) such transaction reflects the circumstances described in (1) or (2), as the case may be, (B) such transaction was only with the Company or GoHealth Holdings, LLC and (C) in the case of (1) shares or other securities received upon exercise or settlement of the option, restricted stock units or other equity awards are subject to this Lock-Up Agreement;

(x)

any transfer of the Undersigned’s Shares to the Company or GoHealth Holdings, LLC in connection with the repurchase of shares of Common Stock or other securities granted under any stock incentive plan, stock purchase plan or other equity award plan of the Company or GoHealth Holdings, LLC, which plan is described in the Prospectus or Registration Statement, provided that the underlying shares or other securities shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(xi)

to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible in connection with the foregoing clauses (i) through (ix) as applicable; provided that such nominee or custodian agree to be bound in writing by the restrictions set forth herein if required by the applicable foregoing clause;

(xii)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) no transfers occur under such plan during such Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Undersigned’s Shares may be made under such plan during the Lock-Up Period; or

(xiii)

transfers, sales, tenders or other dispositions of the Undersigned’s Shares to a bona fide third party pursuant to a tender or exchange offer for securities of the Company or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company that, in each case, has been approved by the Company’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Shares in connection with any such transaction, or vote any of the Undersigned’s Shares in favor of any such transaction), provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

provided, that (1) in connection with any transfer pursuant to clauses (iii) through (viii) and (xi) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Undersigned’s Shares shall be required during the Lock-Up Period (other (A) than on Form 5 if such Form 5 is filed after the expiration of the Lock-Up Period) unless such filing indicates in the footnotes thereto that the filing relates to the circumstances described in the applicable clause above and that no shares of Common Stock were sold to the public by the undersigned and, where applicable, the shares remain subject to a lock-up agreement (provided that in the case of clause (vii), no such statement in the footnotes of the filing shall be included to the extent it would be prohibited by any applicable law, regulation, or order of a court or regulatory authority) nor shall a public announcement be voluntarily made by the undersigned or the transferee during the Lock-Up Period; and (2) in connection with any transfer pursuant to clauses (vi) and (xi), any such transfer shall not involve a disposition for value.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Offering, Centerbridge Capital Partners III, L.P. or any affiliates of Centerbridge Capital Partners III, L.P.), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting power of the Company (or the surviving entity).

In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the undersigned may transfer the Undersigned’s Shares (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, in each case without consideration or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated pursuant to this Lock-up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

For the avoidance of doubt, and consistent with clause (ii) above, the restrictions described in this Lock-Up Agreement shall not prohibit any transfer of the Undersigned’s Shares contemplated by the Transactions.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) prior to the execution of the Underwriting Agreement, if the Company or any Representatives advise in writing that they have determined not to proceed with the Offering, (ii) the date the Registration Statement filed with the SEC with respect to the Offering is withdrawn, (iii) the date on which the Underwriting Agreement is terminated prior to payment for and delivery of the shares to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option) or (iv) August 15, 2020, if the Offering is not completed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

The undersigned agrees that, without the prior written consent of Required Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Shares. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. For the avoidance of doubt, any waiver, modification or release of the Undersigned’s Shares pursuant to this Lock-up Agreement only requires the consent of the Required Representatives.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this lock-up agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.